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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan of Insite Vision Incorporated of our report dated February 2, 2001, except Note 9, as to which the date is February 12, 2001, with respect to the consolidated financial statements of InSite Vision Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
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Palo Alto, California
October 17, 2001